 EXHIBIT 5.1

May 23, 2023

Camber Energy, Inc.

15915 Katy Freeway, Suite 450

Houston, Texas 77094

Re:	Camber Energy, Inc., Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special Nevada counsel to Camber Energy, Inc., a Nevada corporation (the “Company”), in connection with the registration statement on Form S-4, initially filed by the Company with the Securities and Exchange Commission (the “SEC”) on April 21, 2023 (File No. 333-271395), as amended on May 23, 2023, under the Securities Act of 1933, as amended (the “Securities Act”).  Such Registration Statement, including the joint proxy statement/prospectus contained therein, as amended and supplemented is referred to herein as the “Registration Statement.”

The Registration Statement relates to, among other things, (a) the proposed merger of Viking Merger Sub, Inc., a Nevada corporation and wholly owned subsidiary of the Company (“Merger Sub”), with and into Viking Energy Group, Inc., a Nevada corporation (“Viking”), with Viking surviving as a wholly owned subsidiary of the Company (the “Merger”), pursuant to the terms of that certain Agreement and Plan of Merger, dated as of February 15, 2021, as amended on April 18, 2023 (the “Merger Agreement”), by and between the Company and Viking; and (b) the registration of up to 119,374,458 shares (the “Registered Shares”) of common stock, par value $0.001 per share, of the Company (“Camber Common Stock”), that may become issuable by the Company upon the consummation of the Merger and the transactions contemplated by the Merger Agreement (the “Closing”).

The shares of Camber Common Stock to which the Registration Statement relates (the “Registered Shares”) consist of: (a) up to 49,290,152 shares of Camber Common Stock (the “Common Stock Merger Shares”) to be issued by the Company pursuant to the Merger Agreement to the holders of certain shares of common stock of Viking that are issued and outstanding immediately prior to the “Effective Time” (as defined in the Merger Agreement); (b) up to 25,001,880 shares of Camber Common Stock (the “Series A Preferred Conversion Shares”) issuable by the Company upon the full conversion of the 28,092 shares of Series A Convertible Preferred Stock, par value $0.001 per share, of the Company (“Camber Series A Preferred Stock”), to be issued by the Company pursuant to the Merger Agreement to the holders of shares of Series C Preferred Stock of Viking that are issued and outstanding immediately prior to the Effective Time; (c) up to 19,316,667 shares of Camber Common Stock (the “Series H Preferred Conversion Shares”) issuable by the Company upon the full conversion of the 475 shares of Series H Convertible Preferred Stock, par value $0.001 per share, of the Company (“Camber Series H Preferred Stock”), to be issued by the Company pursuant to the Merger Agreement to the holders of shares of Series E Preferred Stock of Viking that are issued and outstanding immediately prior to the Effective Time; (d) up to 5,370,372 shares of Camber Common Stock (the “Warrant Shares”) issuable by the Company upon the full exercise of the warrants to purchase 5,370,372 shares common stock of Viking that are issued and outstanding immediately prior to the Effective Time (the “Viking Warrants”) to be assumed by Camber and converted into warrants to purchase shares of Camber Common Stock pursuant to the Merger Agreement (the assumed and converted Viking Warrants, the “Assumed Viking Warrants”); and(e) the balance of the Registered Shares being shares of Camber Common Stock (the “Note Conversion Shares”) issuable by the Company upon the full conversion of the $11,905,709.80 aggregate principal amount of the convertible promissory notes of Viking issued, or contractually obligated to be issued, as of May 22, 2023 (the “Viking Notes”), and to assumed by Camber and converted into promissory notes convertibles into shares of Camber Common Stock pursuant to the Merger Agreement (such assumed and converted Viking Notes, the “Assumed Viking Notes”).

May 23, 2023 Page 2

In connection with this opinion letter, we have examined, considered, and relied upon the originals or copies certified or otherwise identified to our satisfaction of the following documents (the “Documents”):

(a)	A Certificate of Existence with Status in Good Standing relating to the Company, issued by the Nevada Secretary of State on May 22, 2023;

(b)	The Registration Statement, including the joint proxy statement/prospectus contained therein;

(c)	Executed copies of the Merger Agreement and the First Amendment to the Merger Agreement, incorporated by reference as Exhibits 2.1 and 2.2 to the Registration Statement;

(d)	An executed copy of a certificate of Secretary of the Company, dated as of the date hereof (the “Officer’s Certificate”);

(e)

The Articles of Incorporation of the Company, including all amendments and certificates of changes thereto, and certificates designations of preferred stock of the Company, as currently in effect and certified pursuant to the Officer’s Certificate (collectively, the “Company Charter Documents”), incorporated by reference as Exhibits 3.1 through 3.13, and Exhibits 3.15 through 3.21, to the Registration Statement, together with the Amendment to the Company’s Articles of Incorporation filed with the Secretary of State of the State of Nevada on April 26, 2023;

(f)

The Bylaws of the Company, including all amendments thereto, as currently in effect and certified pursuant to the Officer’s Certificate (the “Bylaws”), incorporated by reference as Exhibit 3.22 to the Registration Statement;

(g)	A copy of the form of Articles of Merger which will be filed with the Secretary of State of the State of Nevada and become effective upon to the Merger (the “Articles of Merger”);

(h)

A copy of the form of Certificate of Designations of Preferences, Powers, Rights and Limitations of Camber Series A Preferred Stock which will be filed with the Secretary of State of the State of Nevada and become effective prior to the Merger (the “Series A Certificate of Designation”), filed as Exhibit 3.23 to the Registration Statement;

(i)

A copy of the form of Certificate of Designations of Preferences, Powers, Rights and Limitations of Camber Series H Preferred Stock which will be filed with the Secretary of State of the State of Nevada and become effective prior to the Merger (the “Series H Certificate of Designation”), filed as Exhibit 3.24 to the Registration Statement;

(j)

Certain resolutions adopted by the Board of Directors of the Company, as provided to us and certified pursuant to the Officer’s Certificate, relating to, among other things, the Merger, the Articles of Merger, the Series A Certificate of Designation, the Series H Certificate of Designation, and the issuance and registration of the Registered Shares;

(k)

Originals or copies of such other corporate records, certificates of corporate officers and public officials, and other documents as we have considered necessary or appropriate for purposes of expressing the contained herein.

May 23, 2023 Page 3

We have not reviewed, and express no opinion as to, any instrument or agreement referred to or incorporated by reference in the foregoing Documents.  As to any facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, statements and representations of public officials and officers and other representatives of the Company, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Merger Agreement. In rendering the opinions set forth below, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all Documents submitted to us as originals, the conformity to authentic original documents of all Documents submitted to us as copies, and the veracity of the Documents. In our examination of executed documents, we have also assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

In rendering the opinions stated herein, we have also assumed that (a) prior to effecting the Merger and the issuance of Merger Shares, the assumption of the Viking Warrants, and the assumption of the Viking Notes, (i) the Registration Statement will have become effective under the Securities Act, (ii) the requisite stockholders of the Company will have duly approved the Merger and the issuance of the Merger Shares in accordance with Chapter 92A of the Nevada Revised Statutes, the issuance of the Series A Preferred Conversion Shares issuable upon the conversion of the shares Camber Series A Preferred Stock to be issued by the Company pursuant to the Merger Agreement, and the issuance of the Series H Preferred Conversion Shares issuable upon the conversion of the shares Camber Series H Preferred Stock to be issued by the Company pursuant to the Merger Agreement, (iii) the conditions to consummating the Merger and the other transactions contemplated by the Merger Agreement will have been satisfied or duly waived; (iv) the Articles of Merger, the Series A Certificate of Designation, and the Series H Certificate of Designation, each in the draft forms submitted for our review, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Secretary of State of the State of Nevada in accordance with Nevada law and the Company will pay any fees and other charges required to be paid in connection with such filings; and (v) the Merger and the other transactions contemplated by the Merger Agreement will have been consummated in accordance with the terms and conditions of the Merger Agreement; (b) other than the Company Charter Documents as currently in effect, no other certificate or document has been, or prior to the filing of the Articles of Merger, the Series A Certificate of Designation, and the Series H Certificate of Designation, will be, filed by or in respect of the Company with the Secretary of State of the State of Nevada; (c) prior to the issuance of the Registered Shares, the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and complies with all applicable laws; (d) all Registered Shares will be issued and delivered in the manner specified in the Registration Statement, and (i) with respect to the Common Stock Merger Shares and the shares Camber Series A Preferred Stock and Camber Series H Preferred Stock to be issued by the Company pursuant to the Merger Agreement (collectively, the “Merger Shares”), that all such Merger Shares will be issued and delivered in accordance with the terms and conditions of the Merger Agreement; (ii) with respect to the Warrant Shares, that all such Registered Shares will be issued and delivered in accordance with the terms and conditions of the Assumed Viking Warrants; and (iii) with respect to the Note Conversion Shares, that all such Registered Shares will be issued and delivered in accordance with the terms and conditions of the Assumed Viking Notes; (e) at the time of each issuance of any Series A Preferred Conversion Shares, Series H Preferred Conversion Shares, Warrant Shares, or Note Conversion Shares, the Company will have reserved a sufficient number of authorized shares Camber Common Stock available for such issuance; (f) if issued in physical form, the certificates evidencing the Registered Shares will be signed by the authorized officers of the Company and registered by the transfer agent and registrar or, if issued in book-entry form, an appropriate account statement evidencing the Registered Shares credited to the recipient’s account maintained with said transfer agent has been issued by said transfer agent; and (g) the issuance of the Registered Shares will be properly recorded in the books and records of the Company.

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Based solely upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that:

1.

The Merger Shares to be issued by the Company pursuant to the Merger Agreement, when issued, exchanged, and delivered pursuant to and in accordance with the terms and conditions of the Merger Agreement against the receipt of the requisite consideration therefor as provided for in the Merger Agreement and as described in the Registration Statement, such Merger Shares will be validly issued, fully paid, and non-assessable;

2.

The Series A Preferred Conversion Shares, when issued and delivered upon conversion of the shares of Camber Series A Preferred Stock in accordance with the terms and conditions of the Series A Certificate of Designation, such Preferred Conversion Shares will be validly issued, fully paid, and non-assessable shares of Camber Common Stock;

3.

The Series H Preferred Conversion Shares, when issued and delivered upon conversion of the shares of Camber Series H Preferred Stock in accordance with the terms and conditions of the Series H Certificate of Designation, such Preferred Conversion Shares will be validly issued, fully paid, and non-assessable shares of Camber Common Stock;

4.

The Warrant Shares, when issued and delivered upon the exercise of the Assumed Viking Warrants and payment to the Company of the required exercise price therefor pursuant to and in accordance with the terms and conditions of such Assumed Viking Warrants and the other instruments governing the exercise of the Assumed Viking Warrants, such Warrant Shares will be validly issued, fully paid, and non-assessable shares of Camber Common Stock.

5.

The Note Conversion Shares, when issued and delivered upon the conversion of the Assumed Viking Notes in accordance with the terms and conditions of such Assumed Viking Notes and the other instruments governing the conversion of the Assumed Viking Notes, such Note Conversion Shares will be validly issued, fully paid, and non-assessable shares of Camber Common Stock.

This opinion letter is intended solely for use in connection with the filing of the Registration Statement and the registration of the Common Stock Merger Shares, the Series A Preferred Conversion Shares, the Series H Preferred Conversion Shares, the Warrant Shares, and the Note Conversion Shares, as described in the Registration Statement.

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to the effect of the general corporate laws of the State of Nevada as in effect as of the date hereof and we do not purport to be experts on, or to express any opinion herein concerning, or to assume any responsibility as to the applicability to or the effect on any of the matters covered herein of, the laws of any other jurisdiction or, in the case of Nevada, any other laws, including any matters of municipal law or the laws of any local agencies within any state. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws or regulations, including any federal securities laws or regulations, or any state securities or “blue sky” laws or regulations.

This opinion is issued in the State of Nevada. By issuing this opinion, McDonald Carano LLP (i) shall not be deemed to be transacting business in any other state or jurisdiction other than the State of Nevada and (ii) does not consent to the jurisdiction of any state other than the State of Nevada. Any claim or cause of action arising out of the opinion expressed herein must be brought in the State of Nevada. Your acceptance of this opinion shall constitute your agreement to the foregoing.

May 23, 2023 Page 5

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading “Legal Matters.” This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company.

Very truly yours,

/s/ McDonald Carano LLP

MCDONALD CARANO LLP